BUILD FUNDS TRUST 485BPOS

Exhibit 99.(q)(2)

BUILD FUNDS TRUST

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, BUILD FUNDS TRUST, a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the “Trust”), periodically files amendments to its Registration Statement with the SEC under the provisions of the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended

WHEREAS, the undersigned is an Independent Trustee of the Trust; and

NOW, THEREFORE, the undersigned hereby constitutes and appoints JOSHUA HINDERLITER, JOHN RUTH, DAVID MARTIN, JOHN SHIELDS, AND BIBB STRENCH as attorneys for them and in their name, place and stead, and in its capacity as a Trust, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, all Registration Statements of the Trust on Form N-1A, or any successors thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements or any successors thereto, Form N-14 (Combined Proxy Statement and Prospectus) and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after December 1, 2021.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 01/27/     , 2022.

David Longhurst

STATE OF _______________	)
	)	ss:
COUNTY OF _______________	)

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California

County of                  Contra Costa                  )

On	01/27/2022	before me,	Tricia H. Narine (NOTARY PUBLIC)
(insert name and title of the officer)

personally appeared     David H Longhurst                                                                                                                                                    , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)